UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                     October 25, 2005
Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5620	23-1609753

(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA	19087

(Address of Principal Executive Offices)	(Zip Code)
610-293-0600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On October 25, 2005, the Compensation Committee of the Registrant’s Board authorized the grant to Christopher J. Davis and Steven J. Feder of options to purchase 200,000 shares and 500,000 shares, respectively, vesting incrementally based upon sustained improvement in the Registrant’s market capitalization (as defined in the stock option grant certificates) as set forth below, with pro rata vesting between the defined bands being tested as of the last day of each six-month period during the term of the option:

Percentage Vesting	Achievement of Sustained Improvement in Market Capitalization
First 10%	$100 million incremental over base
Next 20%	additional $150 million incremental
Next 30%	additional $200 million incremental
Final 40%	additional $250 million incremental
     Upon Messrs. Davis’ or Feder’s separation of employment in connection with a change of control, vesting of the options will accelerate and the options will remain exercisable for a two-year period. The Stock Option Grant Certificates dated October 25, 2005 are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

99.1	Stock Option Grant Certificate issued to Christopher J. Davis dated October 25, 2005

99.2	Stock Option Grant Certificate issued to Steven J. Feder dated October 25, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: October 31, 2005	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel

Exhibit Index
99.1	Stock Option Grant Certificate issued to Christopher J. Davis dated October 25, 2005

99.2	Stock Option Grant Certificate issued to Steven J. Feder dated October 25, 2005